Exhibit 99.2

GroupM Contracts for Rentrak’s TV Measurement Services

—World’s Largest Media Investment Management Group to Utilize

Rentrak for Media Planning and Buying in the U.S.—

PORTLAND, OR (OCTOBER 9, 2014) – Rentrak (NASDAQ: RENT), the leader in precisely measuring movies and TV everywhere, and GroupM, the media investment management division of WPP, today announced that GroupM media agencies in the United States will begin to utilize Rentrak’s national and local TV measurement services as critical strategic and tactical media tools.

GroupM, which manages $105 billion in media billings globally (RECMA), is the world’s leading media investment management operation, and serves as parent company to Mindshare, MEC, MediaCom and Maxus. This means that all of the largest agency holding companies now have contracts with Rentrak.

“Rentrak is thrilled to work with GroupM and its agencies, and that they will use our services for the benefit of their clients,” said Rentrak’s Vice Chairman and Chief Executive Officer Bill Livek. “This partnership will help our customers achieve maximum profitability.”

“The proliferation of channels has so significantly fragmented audiences that legacy sample methodology simply can’t keep up,” said Irwin Gotlieb, global chairman of GroupM. “Television measurement needs to move toward census-based methodology. Our agencies are doing such refined targeting and segmentation, and that work can only be supported by census data. It is our hope that we can act as catalysts in moving the industry toward greater data reliability and accountability.”

Rino Scanzoni, GroupM’s chief investment officer in North America, noted, “Integrating consumer data with granular TV viewing requires a broad database to measure consistency and predictability. Utilizing Rentrak data will be strategically important as we further refine TV targeting to deliver more precision and accountability, increasing the medium’s effectiveness and value to our clients.”

GroupM and its agencies will have full access to Rentrak’s TV viewing information and will, over time, use the data broadly. Rentrak’s advanced analytics will be employed for automotive and other categories in national and local markets to uncover insights into viewer and consumer behavior that can drive business for advertisers and marketers. On Demand and multi-platform data will be used to provide a more complete picture of television viewing patterns. In addition, Rentrak’s data will be used to quantify viewing levels in more than 200 networks that are not currently measured by the legacy sample currency, as well as in local markets where today’s diary measurement has been less than stable.

About GroupM

GroupM is the leading global media investment management operation. It serves as the parent company to WPP media agencies including Mindshare, MEC, MediaCom and Maxus. Our primary purpose is to maximize the performance of WPP’s media communications agencies on behalf of our clients, our stakeholders and our people by operating as a parent and collaborator in performance-enhancing activities such as trading, content creation, sports, digital, finance, proprietary tool development and other business-critical capabilities. The agencies that comprise GroupM are all global operations in their own right with leading market positions. The focus of GroupM is the intelligent application of physical and intellectual scale to benefit trading, innovation, and new communication services, to bring competitive advantage to our clients and our companies. GroupM manages $105 billion in media billings globally (RECMA, 2013).

About Rentrak

Rentrak (NASDAQ: RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with Advanced Demographics, only Rentrak is the census currency for VOD and movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

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Contact for GroupM:

Cindy Kerber Spellman

(314) 682-2055

cindy.spellman@groupm.com

Contact for Rentrak:

Antoine Ibrahim

(646) 722-1561

aibrahim@rentrak.com